Exhibit 10(xl)

COOPER TIRE & RUBBER COMPANY

Restricted Stock Unit Award Agreement

WHEREAS, (the “Participant”) is an employee of Cooper Tire & Rubber Company or a Subsidiary (the “Company”); and

WHEREAS, the Compensation Committee of the Board of Cooper Tire & Rubber Company (the “Committee”) has approved the terms and authorized the grant of an Award of RSUs payable in Common Shares pursuant to Section 7 of the Cooper Tire & Rubber Company 2014 Incentive Compensation Plan (the “Plan”).

NOW, THEREFORE, pursuant to the Plan and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby confirms to the Participant effective as of                      (the “Date of Grant”) an Award of              RSUs.

1. Vesting of RSUs.

(a) The Participant’s right to receive Common Shares equal to              RSUs granted will become fully vested and nonforfeitable if the Participant remains in the continuous employ of the Company for a period of one year from the Date of Grant (the “First Vesting Period”); an additional              RSUs granted will become fully vested and nonforfeitable if the Participant remains in the continuous employ of the Company for a period of two years from the Date of Grant (the “Second Vesting Period”), and an additional              RSUs granted will become fully vested and nonforfeitable if the Participant remains in the continuous employ of the Company for a period of three years from the Date of Grant (the “Third Vesting Period”).

(b) In addition to becoming vested and nonforfeitable as provided in Section 1(a) above, in the event of a Change in Control during the employment of the Participant and prior to the third anniversary of the Date of Grant, the RSUs shall become vested and nonforfeitable as follows:

(i) If the Participant is a participant in Cooper Tire & Rubber Company’s Change in Control Severance Pay Plan (the “Severance Plan”), RSUs shall become vested and nonforfeitable as provided in the Severance Plan.

(ii) If the Participant is not a participant in the Severance Plan, if upon a Change in Control, the successor to Cooper Tire & Rubber Company assumes (expressly or impliedly by operation of law) the Company’s obligations under this Award Agreement or Plan or issues to the Participant a substitute equity-based award of equivalent value on no less favorable terms for vesting or payment as provided under the RSUs so replaced, the RSUs granted to the Participant (including dividend equivalents credited thereon), if then unvested, shall vest pursuant to Section 1(a) and be paid in accordance with the terms and conditions of this Award Agreement; provided, however, if the Participant’s employment is subsequently terminated during the Severance Period by the Company and such termination is without Cause, the RSUs granted to the

Participant (including dividend equivalents credited thereon), if then unvested, shall fully vest immediately upon the Participant’s termination of employment, and if not previously distributed, on the 31st day following the Participant’s termination of employment (or, if applicable, in accordance with the terms of any previously elected deferral election), the Company shall deliver to the Participant with respect to each such vested RSU one (1) Common Share (or equivalent shares of the acquiring company’s common stock). If the Participant’s employment is terminated during the Severance Period for Cause, the RSUs shall terminate pursuant to Section 2.

(iii) If the Participant is not a participant in the Severance Plan, if upon a Change in Control, the successor to Cooper Tire & Rubber Company has not assumed (expressly or impliedly by operation of law) the Company’s obligations under this Award Agreement or Plan or issued to the Participant a substitute equity-based award of equivalent value on no less favorable terms for vesting or payment as provided under these RSUs so replaced, the RSUs granted to the Participant (including dividend equivalents credited thereon), if then unvested, shall fully vest immediately upon the consummation of the Change in Control, and if not previously distributed, the Company shall pay to the Participant with respect to each such vested RSU the full value thereof based upon the per-share consideration received by holders of the Common Shares upon the Change in Control, payable at the same time as such holders of the Common Shares receive their consideration (or, if applicable, in accordance with the terms of any previously elected deferral election).

(c) Notwithstanding the provisions of Section l(a) and Section 1(b), all of the RSUs shall vest and become immediately nonforfeitable on the date on which the Participant ceases to be employed by the Company due to the death, Disability or Retirement of the Participant; provided, however, that vesting shall not occur by reason of Retirement unless the Participant has remained in the continuous employ of the Company for at least 6 months after the Date of Grant.

2. Forfeiture of RSUs. Except as provided in Sections l(b) and 1(c), the Participant’s right to receive Common Shares with respect to RSUs that have not theretofore become fully vested and nonforfeitable pursuant to Section l(a) hereof shall be forfeited automatically and without further notice on the date that the Participant’s employment terminates for any reason, whether voluntarily or involuntarily.

3. Plan Account.

(a) Plan Account. The Company shall establish an account on the books of the Company (an “Account”) for the Participant and shall credit the Participant’s Account with the RSUs.

(b) Dividend Equivalents. The Participant’s Account shall be credited as of the last business day of each calendar quarter with that number of additional RSUs determined by dividing the amount of cash dividends paid on the dividend date by Cooper Tire & Rubber Company during such quarter on that number of Common Shares equivalent to the number of RSUs credited to and held in the Participant’s Account as of the dividend record date for that

2 of 9

quarter by the Fair Market Value per Common Share on the last business day of the current calendar quarter, rounded up to the nearest whole share; however if a distribution pursuant to Section 4 occurs during the current calendar quarter, no dividend equivalents shall be credited on that number of Common Shares equivalent to the number of RSUs so distributed. Such additional RSUs shall become nonforfeitable if and at the same time as the underlying RSUs pursuant to which they were credited become nonforfeitable as provided in Section 1 of this Award Agreement.

(c) Nature of the Company’s Obligations/Participant’s Rights. The Company’s liability to pay the amount in a Participant’s Account shall be reflected in its books of account as a general, unsecured and unfunded obligation, and the rights of the Participant or his designated beneficiary to receive payments from the Company under the Plan are solely those of a general, unsecured creditor. The Company shall not be required to segregate any of its assets in respect to its obligations hereunder, and the Participant or his designated beneficiary shall not have any interest whatsoever, vested or contingent, in any properties or assets of the Company. Without limiting the generality or effect of the foregoing, the Participant shall have no voting rights with respect to the RSUs.

(d) No Trust. Nothing contained in the Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between (i) the Company and the Committee (or any member thereof) and (ii) the Participant, his designated beneficiary or any other person.

(e) Optional Trust. The Committee, at any time, may authorize the establishment of a trust for the benefit of the Participant, containing such other terms and conditions as the Committee shall approve, including provisions pursuant to which the assets of the trust would be subject under certain conditions to the claims of general creditors of the Company. If such a trust is established, then the number of Common Shares issuable upon vesting of the RSU’s may be delivered by the Company to the trust.

4. Distributions in Respect of Accounts.

(a) Scheduled Distributions. To the extent that the right to receive Common Shares with respect to the RSUs has become nonforfeitable in accordance with Section 1 of this Award Agreement, distributions in respect of the Participant’s Account shall be made, subject to the terms and conditions of Section 5 hereof, in the form of Common Shares equivalent to the number of vested RSUs in the Participant’s Account, deliverable to the Participant upon vesting, subject to the rules and regulations established by §409A of the Internal Revenue Code. Notwithstanding the foregoing, if the Participant is, on the date of his or her “separation from service,” one of the Company’s “specified employees” (as determined by the Company pursuant to §409A), then any portion of the Participant’s RSUs that constitutes deferred compensation within the meaning of §409A of the Internal Revenue Code and is distributable upon the Participant’s separation from service shall not be distributed until the earlier of (a) the first day of the seventh month after the date of the Participant’s separation from service or (b) the date of the Participant’s death.

3 of 9

(b) Designation of Beneficiary. The Participant shall have the right to designate a beneficiary for the purposes of receiving a distribution if the Participant ceases to be employed by the Company due to death, by furnishing the Company, at any time, with a beneficiary designation form. The Participant may change or revoke a beneficiary designation at any time by furnishing a revised beneficiary designation form to the Company.

5. Compliance with Law. Notwithstanding any other provision of this Award Agreement, the Company shall not be obligated to issue any RSUs or Common Shares in settlement thereof, but may instead, to the extent permitted by applicable law, pay cash with a value equal to the Fair Market Value of a Common Share on the date of settlement of the RSUs, if the issuance of any RSUs or Common Shares in settlement thereof would result in a violation of any law, including, without limitation, any and all exchange controls, procedures and regulations, in any relevant jurisdiction.

6. Transferability. The Participant’s right to receive the RSUs shall not be transferable by the Participant except by will or the laws of descent and distribution.

7. Withholding Taxes. To the extent that the Company is required to withhold any federal, state, local or foreign taxes in connection with any issuance or transfer hereunder of Common Shares to the Participant or his estate, as the case may be, it shall be a condition to such issuance or transfer that the Participant or his estate pay, or make arrangements satisfactory to the Company for the payment of such taxes required to be withheld, which may include by (a) remitting the required amount to the Company, (b) authorizing the Company to withhold a portion of the Common Shares otherwise issuable with a value equal to such tax, however, in no event shall the Company accept Common Shares for payment of taxes in excess of the minimum amount of taxes required to be withheld, (c) authorize the deduction of such amounts from the Participant’s other payments from the Company, or (d) otherwise satisfy the applicable tax withholding requirement in a manner satisfactory to the Company.

8. No Right to Continuation of Employment. Neither this Award Agreement nor any action taken hereunder shall be construed as giving the Participant any right to continued employment with the Company and neither this Award Agreement nor any action taken hereunder shall be construed as entitling the Company to the services of the Participant for any period of time. For purposes of this Award Agreement, the continuous employment of the Participant with the Company shall not be deemed interrupted, and the Participant shall not be deemed to have ceased to be employed by the Company, by reason of (a) the transfer of his employment among the Companies or (b) a leave of absence approved by the Committee in its sole discretion. This RSU Award is a voluntary, discretionary Award being made on a one-time basis and it does not constitute a commitment to make any future Awards. This RSU Award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.

9. Data Privacy. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded, and held, used and disclosed for any purpose related to the administration of the Plan. The Participant understands that such processing of this information may need to be carried out by the Company and by third-party

4 of 9

administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. The Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

10. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Award Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant hereunder without the Participant’s consent.

11. Severability. In the event that one or more of the provisions of this Award Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

12. Binding Effect. Participant acknowledges the receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may be amended, are deemed incorporated herein by reference, and any conflict between the terms of the Award Agreement and the provisions of the Plan shall be resolved by the Committee, whose determination shall be final and binding on all parties. In general, and except as otherwise determined by the Committee, the provisions of the Plan shall be deemed to supersede the provisions of this Award Agreement to the extent of any conflict between the Plan and this Award Agreement. In addition, notwithstanding the terms set forth herein, the Committee shall have the right to grant RSUs upon such terms as it deems appropriate, so long as such provisions are within the terms of the Plan.

13. Notices. Any notice pursuant to this Award Agreement to the Company shall be addressed to it at its office at 701 Lima Avenue, Findlay, Ohio 45840, Attention: Secretary of Cooper Tire & Rubber Company. Any notice pursuant to the Award Agreement to Participant shall be addressed to the Participant at the address as set forth below. Either party shall have the right to designate at any time hereafter in writing a different address.

14. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Award Agreement) shall be governed by the laws of the State of Delaware.

15. RSUs Subject to the Company’s Clawback Policy. Notwithstanding anything in this Award Agreement to the contrary, the RSUs and Common Shares payable upon vesting shall be subject to the Company’s clawback policy, as it may be in effect from time to time, including, without limitation, the provisions of such clawback policy required by Section 10D of the Exchange Act and any applicable rules or regulations issued by the U.S. Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

5 of 9

16. Defined Terms.

(a) For the purposes of this Award Agreement:

“Affiliated Employer” means any corporation, partnership, limited liability company, joint venture, unincorporated association or other entity in which the Cooper Rubber & Tire Company has a direct or indirect ownership or other equity interest.

“Cause” means that prior to any termination of employment, the Participant shall have committed:

(i) any act or omission constituting a material breach by the Participant of any of his significant obligations to or agreements with the Company or the continued failure or refusal of the Participant to adequately perform the duties reasonably required by the Company which, in each case, is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company, after notification by the Board of such breach, failure or refusal and failure of the Participant to correct such breach, failure or refusal within thirty (30) days of such notification (other than by reason of the incapacity of the Participant due to physical or mental illness); or

(ii) any other willful act or omission which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company, and failure of the Participant to correct such act or omission within thirty (30) days after notification by the Board of any such act or omission (other than by reason of the incapacity of the Participant due to physical or mental illness); or

(iii) the Participant is found guilty of, or pleads guilty or nolo contendere to, a felony or any criminal act involving fraud, embezzlement, or theft.

For purposes of this Award Agreement, no act, or failure to act, on the Participant’s part shall be deemed “willful” if done, or omitted to be done, by the Participant in good faith and with a reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any notification to be given by the Board in accordance with Section 16(a)(i) or 16(a)(ii) shall be in writing and shall specifically identify the breach, failure, refusal, act, omission or injury to which the notification relates and, in the case of Section 16(a)(i) or Section 16(a)(ii) shall describe the injury to the Company, and such notification must be given within twelve (12) months of the Board becoming aware of the breach, failure, refusal, act, omission or injury identified in the notification. Failure to notify the Participant within any such twelve (12) month period shall be deemed to be a waiver by the Board of any such breach, failure, refusal, act or omission by the Participant and any such breach, failure, refusal, act or omission by the Participant shall not then be determined to be a breach of this Award Agreement. For the avoidance of doubt and for the purpose of determining Cause, the exercise of business judgment by the Participant shall not be determined to be Cause, even if such business judgment materially injures the financial condition or business reputation of, or is otherwise materially injurious to the Company, unless such business judgment by the Participant was not made in good faith, or constitutes willful or wanton misconduct, or was an intentional violation of state or federal law.

6 of 9

“Change in Control” means the occurrence of any of the following events:

(iv) Cooper Tire & Rubber Company merges into itself, or is merged or consolidated with, another entity and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting entity immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of Cooper Tire & Rubber Company immediately prior to such transaction;

(v) all or substantially all the assets accounted for on the consolidated balance sheet of Cooper Tire & Rubber Company are sold or transferred to one or more entities or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the stockholders of Cooper Tire & Rubber Company immediately prior to such transaction or series of transactions;

(vi) a person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the effective date of the Severance Plan) of the Securities Exchange Act of 1934, (the “Exchange Act”) (a “Person”) becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) (a “Beneficial Owner”) of 35% or more of the voting power of the then-outstanding voting securities of Cooper Tire & Rubber Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any Affiliated Employer; (x) any employee benefit plan of Cooper Tire & Rubber Company or any Affiliated Employer; or (y) any person or group of which employees of Cooper Tire & Rubber Company or of any Affiliated Employer control a greater than 25% interest unless the Board determines that such person or group is making a “hostile acquisition;” or (z) any person or group that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Participant; or

(vii) a majority of the members of the Board are not Continuing Directors, where a “Continuing Director” is any member of the Board who (x) was a member of the Board on the effective date of the Severance Plan or (y) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, provided that any director appointed or elected to the Board to avoid or settle a threatened or actual proxy contest (including but not limited to a consent solicitation) shall in no event be deemed to be a Continuing Director.

“Disability” means the Participant becomes disabled and qualifies, or would have qualified, to receive disability benefits pursuant to the Company’s long-term disability plan in effect, provided the Participant is eligible to participate in such long-term disability plan (regardless of whether or not the Participant has elected to participate in such long-term disability plan).

7 of 9

“Retirement” means termination of employment with the Company on or after the earlier of (i) the date the Participant becomes age 65, or (ii) the date the sum of the Participant’s years of continuous employment with the Company and the Participant’s age equals at least 70 years.

“Severance Period” means the period of time commencing on the date of the first occurrence of a Change in Control and continuing until the earlier of (i) the second anniversary of the occurrence of the Change in Control; (ii) the Participant’s death; or (iii) the date the Participant’s employment is terminated due to Disability.

“Specified Employee” means any Participant designated by the Company as such in accordance with Treasury Regulation 1.409A-1(i) on December 31 each year for the following year.

(b) Capitalized terms that are used but not defined herein are used herein as defined in the Plan.

The undersigned Participant hereby acknowledges receipt of an executed original of this Award Agreement and accepts the RSUs granted thereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Signature

Social Security No./Tax Identification No.

Home Address

City	State	Zip

8 of 9

The undersigned officer executes this Award Agreement on behalf of Cooper Tire & Rubber Company.

COOPER TIRE & RUBBER COMPANY

By:

9 of 9